Sky Way
                                           Global

March 24, 2002

                                 AGREEMENT

By this letter the Board of Directors, of Sky Way Global, LLC., a Nevada Corporation, do hereby authorize, to Sky Way
Aircraft Inc., a Nevada Corporation located at Island Center
2701 North Rocky Point Dr. Suite 1150, Tampa FL 33607, an exclusive license to use Sky Way's high speed, broadband wireless technology worldwide for the private and commercial
aircraft industry.   This license is good for a period of ten (10)
years from above date.   It is renewable for five (5) year periods
upon agreement by both parties.   In return for this exclusive
use of technology a five (5%) percent of gross sales Royalty
Fee will be paid to Sky Way Global beginning June 1, 2002.
The Royalty Fee is to be adjusted every six (6) months and not to exceed thirty (30) percent.

The technology will be installed, tested, monitored and maintained under mutual agreements and contracts between
Sky Way Aircraft and Sky Way Global.   The technical,
operational and monitoring facilities are presently at the Sky Way Global Operations Center, 6700 Citicorp Drive, Tampa, Florida 33619, and will be contracted to Sky Way Aircraft. Executive offices will be available on a sublease basis to Sky
Way Aircraft.   Sky Way Global will supply national antenna
network for aircraft monitoring and terrorist protection.

/s/Glenn A. Kovar
---------------------------------------------------
Glenn A. Kovar, CEO

/s/Brent C. Kovar
----------------------------------------------------
Brent C. Kovar, Executive Vice President

/s/Joy C. Kovar
---------------------------------------------------
Joy C. Kovar, Corporate Secretary